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                                                          Item 6 (a), Exhibit 11



               Western Pennsylvania Adventure Capital Fund, LLC
           Schedule of Computation of Earnings Per Common Share/Unit
                                For the Periods



                                January 1, 2002   January 1, 2001
                                    through           through
                                 March 31, 2002    March 31, 2002
                                 --------------    --------------
                                  (unaudited)       (unaudited)

Net income (Loss)                  $  (88,010)       $  121,478
                                   ==========        ==========
Weighted Average Number of
 Common Shares/Units
 Outstanding                        4,224,870         4,203,292
                                   ==========        ==========

Earnings (Loss)
 per Common Share/Unit             $    (0.02)       $     0.03
                                   ==========        ==========